              As filed with the Securities and Exchange Commission
                               on April 9, 1999
                                         Registration No. ______________________
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                      PARAMETRIC TECHNOLOGY CORPORATION
                      ---------------------------------
            (Exact name of registrant as specified in its charter)

         Massachusetts                                     04-2866152
---------------------------------                      -------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization                          Identification No.)

                    128 Technology Drive, Waltham, MA 02453
                   (Address of Principal Executive Offices)

                           OPTIONS ISSUED TO FORMER
                          EMPLOYEES OF AUXILIUM INC.
                            IN CONNECTION WITH THE
                            ACQUISITION OF AUXILIUM
                                      AND
                           OPTIONS ISSUED TO FORMER
                        EMPLOYEES OF DIVISION GROUP PLC
                            IN CONNECTION WITH THE
                            ACQUISITION OF DIVISION
                            -----------------------
                             (Full title of Plan)

                                Edwin J. Gillis
                           Executive Vice President
                       Parametric Technology Corporation
                             128 Technology Drive
                         Waltham, Massachusetts 02453
                         ----------------------------
                    (Name and address of agent for service)

                                (781) 398-5000
                                --------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                                     Proposed                Proposed
 Title of securities        Amount to be         maximum offering        maximum aggregate          Amount of
  to be registered          registered(1)       price per share(2)       offering price(2)      registration fee
 -------------------        ------------        ------------------       ----------------       ----------------
Options issued to            1,058,400                 $.19                  $  201,096                $56
former employees
of auxilium inc.
(common stock)

Options issued to               55,625               $23.67                  $1,316,643               $366
former employees of
Division under the
Approved Employee
Share Option Scheme
(common stock)

Options issued to               97,794               $11.11                  $1,086,491               $302
former employees of
Division under the
Unapproved Employee
Share Option Scheme
(common stock)

Total                        1,211,819                                       $2,604,230               $724

________________________________________________________________________________
(1) This registration statement registers shares to be offered by Registrant to former employees of auxilium inc. and Division Group plc in connection with the acquisition of auxilium inc. and Division Group plc by Registrant.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the weighted average exercise price of the outstanding options.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information required by Part I of Form S-8 is included in documents sent or given to former employees of auxilium inc. and former employees of Division Group plc, respectively, by Parametric Technology Corporation, a Massachusetts corporation (the "Registrant" or "PTC"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a)  The Registrant's latest annual report on Form 10-K filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) Current Report on Form 8-K describing the completion of the Registrant's acquisition of auxilium inc. filed with the SEC on March 23, 1999.

     (d) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's registration statement on Form 8-A, filed with the Commission October 26, 1989, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed after the date of this registration statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

     Section 67 of Chapter 156B of the Massachusetts Business Corporation Law grants PTC the power to indemnify any director, officer, employee or agent to whatever extent permitted by PTC's Articles of Organization, By-Laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of PTC or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by PTC of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under the statute.

     Article 6B of PTC's Articles of Organization provides that PTC shall, to the fullest extent legally permissible, indemnify each person at any time elected or appointed a director or officer of PTC, or who serves at PTC's request as a director or officer of another organization or in any capacity with respect to any employee benefit plan against any and all costs and expenses (including but not limited to court costs and legal fees) reasonably incurred by, and any and all liabilities imposed upon, him in connection with, or arising out of, or resulting from, any claim made, or any action, suit or proceeding (whether civil, criminal, administrative or investigative) threatened or brought, against him or in which he may be involved as a party or otherwise by reason of his having so served or by reason of any action taken or omitted or alleged to have been taken or omitted by him in such capacity unless in any proceeding such person shall have been finally adjudicated with respect to the matter or matters as to which indemnification is sought not to have acted in good faith in the reasonable belief that his action was in the best interest of PTC or, to the extent that such matter or matters relate to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification shall include payment by PTC of expenses incurred in defending any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Article 6, which undertaking shall be accepted without reference to the financial ability of such person to make repayment.

     The right of indemnification under Article 6B does not extend to amounts incurred or paid in connection with any matter which shall be disposed of through a compromise payment or other settlement prior to final adjudication, whether by or pursuant to a consent decree or otherwise, unless such compromise or other settlement is approved by PTC, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Article 6 sets forth certain circumstances under which the payment of indemnification is conclusively deemed approved by PTC. Article 6 also contains certain procedural and other provisions which provide additional protection for persons seeking indemnification.

     The indemnification provided for in Article 6 is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly in addition to and not exclusive of any other rights to which such director, officer or other person may be entitled and inures to the benefit of the heirs, executors, administrators and legal representatives of such a person.

     Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its Articles of Organization, eliminate the directors' personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders, and (iv) transactions from which the director derived an improper personal benefit. PTC's Articles of Organization include a provision providing that no director shall be personally liable to PTC or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the provisions of the Massachusetts Business Corporation Law summarized above. No amendment or repeal of that provision of the Articles of Organization shall apply or have any effect on the liability of any director for or with respect to acts or omissions occurring prior to the amendment or repeal.

     PTC maintains an insurance policy on behalf of the directors and officers of PTC and its subsidiaries covering certain liabilities which may arise as a result of the actions of said directors and officers.

     The provisions described above may be sufficiently broad to indemnify directors and officers and control persons of PTC against liability arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling PTC pursuant to the foregoing provisions, PTC has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

     Not applicable.

Item 8.  Exhibits.
-----------------

     See Exhibit Index immediately following signature pages.

Item 9.  Undertakings.
---------------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 of 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on the 5th day of April, 1999.

                              PARAMETRIC TECHNOLOGY CORPORATION


                              By:  /s/ Edwin J. Gillis
                                  ---------------------------------------
                                  Edwin J. Gillis
                                  Executive Vice President,
                                  Chief Financial Officer and Treasurer

                               POWER OF ATTORNEY
                               -----------------

     We, the undersigned officers and directors of Parametric Technology Corporation, hereby severally constitute C. Richard Harrison, Edwin J. Gillis and David R. Friedman, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Parametric Technology Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     WITNESS our hands and common seal on the date set forth below.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                           Title                      Date
     ---------                           -----                      ----

(i)  Principal Executive Officer:


     /s/ Steven C. Walske           Chief Executive Officer      April 5, 1999
     ---------------------------
     Steven C. Walske               and Chairman of the Board

(ii) Principal Financial and
      Accounting Officer:


     /s/ Edwin J. Gillis            Executive Vice President,    April 5, 1999
     -------------------
     Edwin J. Gillis                Chief Financial Officer
                                    and Treasurer

(iii)  Board of Directors:


       /s/ Steven C. Walske               Director       April 5, 1999
       ---------------------------
       Steven C. Walske


       /s/ C. Richard Harrison            Director       April 1, 1999
       ---------------------------
       C. Richard Harrison


       /s/ Robert N. Goldman              Director       April 5, 1999
       ---------------------------
       Robert N. Goldman


       /s/ Donald K. Grierson             Director       April 5, 1999
       ---------------------------
       Donald K. Grierson


       /s/ Oscar B. Marx, III             Director       April 5, 1999
       ---------------------------
       Oscar B. Marx, III


       /s/ Michael E. Porter              Director       April 5, 1999
       ---------------------------
       Michael E. Porter


       /s/ Noel G. Posternak              Director       April 5, 1999
       ---------------------------
       Noel G. Posternak

                                 EXHIBIT INDEX


Exhibit
Number              Description
------              -----------

4.1(a)* Restated Articles of Organization (incorporated herein by reference to Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q, filed on May 14, 1996).

4.1(b)* Articles of Amendment to Restated Articles of Organization (incorporated herein by reference to Exhibit 4.1(b) of Registrant's registration statement on Form S-8, filed on May February 21, 1997).

4.2* By-Laws of the Registrant, as amended and restated (incorporated herein by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K, filed on December 24, 1996).

5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder, filed herewith.

23.1 Consent of Palmer & Dodge LLP (included in Exhibit 5.1 filed herewith).

23.2                Consent of PricewaterhouseCoopers LLP, filed herewith.

23.3                Consent of Arthur Andersen LLP, filed herewith.

24.1                Power of Attorney (contained on the signature page hereto).


_______________________________
* Incorporated by reference